Exhibit 21.1

Subsidiaries of the Registrant

Entity Name	State or Jurisdiction of Organization
17440961 Canada Inc.	Canada (Federally Incorporated)
California Agency Holding, LLC	Missouri
EDJ Holding Company, Inc.	Missouri
EDJ Insurance Company, Inc.	Missouri
EDJ Leasing Co., L.P.	Missouri
Edward D. Jones & Co. Agency Holding Co., Inc.	Canada (Federally Incorporated)
Edward D. Jones & Co. Canada Holding Co., Inc.	Canada (Federally Incorporated)
Edward D. Jones & Co., L.P.	Missouri
Edward Jones	Ontario, Canada
Edward Jones Insurance Agency	Ontario, Canada
Edward Jones Insurance Agency Holding, L.L.C.	Missouri
Edward Jones Insurance Agency of California, L.L.C.	California
Edward Jones Insurance Agency of Massachusetts, L.L.C.	Massachusetts
Edward Jones Insurance Agency of New Mexico, L.L.C.	New Mexico
Edward Jones Insurance Agency (Quebec) Inc.	Canada (Federally Incorporated)
Edward Jones SBL, LLC	Missouri
Edward Jones Trust Company	United States (Federally Chartered)
EJB Holding Company, Inc.	Missouri
EJC Holding Company, Inc.	Missouri
JFCA, LLC	Missouri
JFCL, LLC	Missouri
JFC Holding Company, Inc.	Missouri
LHC, Inc.	Missouri
Olive Street Investment Advisers, LLC	Missouri